UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2004
Date of report (date of earliest event reported)

HOME PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17237 (Commission File Number)	36-4147027 (I.R.S. Employer Identification No.)

4501 West 47th Street
Chicago, IL 60632
(Address of principal executive offices)(Zip code)

(773) 890-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.01. Notice of Delisting
Item 3.02. Unregistered Sales of Equity Securities
Item 5.01. Change In Control of Registrant
Item 5.02. Departure of Directors or Principal Officers; Election of Directors’ Appointment of Principal Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amendments to Bylaws
Employment Agreement with Douglas Ramsdale
Employment Agreement with Richard Hassert
Assignment and Assumption Agreement
Joint Press Release
Press Release

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2004, Home Products International, Inc. (the “Company”) entered into an employment agreement (the “Ramsdale Agreement”) with Douglas Ramsdale, the new President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors (the “Board”). The Ramsdale Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference into this report. The material terms and conditions of the Ramsdale Agreement are summarized in Item 5.02(c) below.

On December 14, 2004, the Company also entered into an employment agreement (the “Hassert Agreement”) with Richard Hassert, the Company’s new Chief Operating Officer. The Hassert Agreement is filed with this report as Exhibit 10.2 and is incorporated by reference into this report. The material terms and conditions of the Hassert Agreement are summarized in Item 5.02(c) below.

On December 14, 2004 the Board also approved entering into an Assignment and Assumption Agreement (the “Assumption Agreement”) by and among the Company, Storage Acquisition Company, L.L.C. (the “Purchaser”) and James Tennant, the Company’s former Chief Executive Officer and Chairman of the Board. Under the Assumption Agreement, the Company assigned to the Purchaser, and the Purchaser accepted, the right to receive Mr. Tennant’s consulting services that will be provided by him following a termination of his employment after a change in control of the Company pursuant to the Employment Agreement, dated as of May 19, 1999, as amended as of October 14, 1999 and December 15, 1999, by and between the Company and Mr. Tennant, in exchange for Mr. Tennant (a) receiving from the Purchaser a lump sum payment in the amount of $4.1 million in full and final satisfaction of the amount due to Mr. Tennant for such consulting services under Mr. Tennant’s Employment Agreement (which amount the Company previously had estimated to be approximately $4.91 million) and (b) releasing certain potential claims against the Company. The consulting services will be provided to the Purchaser for a period of 24 months following the termination of Mr. Tennant’s employment by the Company (which was effective as of the close of business on December 13, 2004, as further described in Item 5.02(b) below). The Assumption Agreement is filed with this report as Exhibit 10.3 and is incorporated by reference into this report.

On December 14, 2004, the Company amended and restated its existing senior secured credit facility, and approved and signed an Amended and Restated Loan and Security Agreement with Fleet Capital Corporation, as lender and agent (the “Loan and Security Agreement”). The amended and restated credit facility extends the term of the existing facility through December 2008 and provides for asset-based borrowings of up to $60 million. Borrowings under the facility can be used for general operating capital needs, including the payment of costs and expenses incurred in connection with the Tender Offer (as defined in Item 5.01 below). Like the existing facility, borrowings are secured by a security interest in substantially all of the assets of, and a pledge of all of the stock of, Home Products International – North America, Inc., and the Company remains subject to financial covenants requiring minimum gross availability under the facility and maintenance of specific ratios of earnings to cash interest expense. The covenants restricting changes of ownership and changes of control of the Company have been revised to reflect the new ownership structure of the Company following the Tender Offer. Borrowings under the amended and restated facility initially bear interest at LIBOR plus 225 basis points or Fleet Capital Corporation’s prime rate of interest plus 50 basis points (subject to adjustment based on average gross availability). The Loan and Security Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 1, 2005. As of December 14, 2004, the Company had outstanding borrowings and letters of credit under this facility of approximately $23 million.

Item 3.01. Notice of Delisting

(d) Please see below under Item 8.01.

Item 3.02. Unregistered Sales of Equity Securities

On December 13 and 14, 2004 the Company entered into three stock purchase agreements with the Purchaser pursuant to which the Company agreed to sell to the Purchaser an aggregate of 227,160 shares of the Company’s common stock (the “Shares”) to fund the Company’s payments in respect of (i) the cancellation of certain stock options to purchase Shares, (ii) obligations under the Company’s 1998 Executive Incentive Plan, and (iii) FICA and Medicare obligations of the Company related to the foregoing payments. The issuance and sale of the Shares under these agreements was completed on

December 14, 2004. As a result of these Share issuances, the Purchaser’s ownership of the Company has increased from approximately 92.9% to approximately 93.1%.

There are no underwriters involved in the issuances of Shares to the Purchaser pursuant to the foregoing agreements, and such issuances are exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 5.01. Change In Control of Registrant

On October 28, 2004, the Company and the Purchaser entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the Purchaser conducted a tender offer (the “Tender Offer”) to acquire all of the outstanding Shares for $2.25 per share in cash. The Tender Offer expired as scheduled at 5:00 p.m., New York City time, on December 13, 2004. Mellon Investor Services LLC, the Depositary for the Tender Offer, advised the Purchaser that, as of expiration of the Tender Offer, an aggregate of 7,365,360 Shares (including 26,045 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 92.9% of the outstanding Shares, had been validly tendered to the Purchaser pursuant to the Tender Offer. On December 13, 2004 the Purchaser accepted all validly tendered Shares for payment, subject, in the case of any Shares tendered under the guaranteed delivery procedures specified in the Tender Offer documents, to the perfection of those tenders in the manner and within the period specified in such documents. Payments for accepted Shares will be made promptly through the Depositary for the Tender Offer. A copy of the joint press release issued by the Company and the Purchaser announcing the completion of the Tender Offer is attached as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors’ Appointment of Principal Officers

(b) The Acquisition Agreement provided that, following the Share Acceptance, the Board would be reconstituted to consist solely of nine new directors, six of whom are designees named by Mr. Gantz pursuant to his right to name those directors granted under the Voting Agreement and Irrevocable Proxy (described below), and the remaining three of whom are designees named by the Purchaser. Pursuant to these provisions, on December 13, 2004 (the date of Share Acceptance), the size of the Board was increased to consist of 13 directors and the following persons were appointed to the Board:

Joseph Gantz
James M. Gould
Ellen Havdala
Robert L. Lawrence
Donald J. Liebentritt
William C. Pate
Terry Savage
Douglas Ramsdale
Mark Weber

The Purchaser has entered into a Voting Agreement with Joseph Gantz (the beneficial owner of 1,530 Shares) and executed an Irrevocable Proxy in favor of Mr. Gantz. The Purchaser’s members, which consist of: (i) EGI-Fund (02-04) Investors, L.L.C., a Delaware limited liability company (“EGI-Fund”); (ii) Triyar Storage Investment Company, LLC (“Triyar”), a Delaware limited liability company and an affiliate of Triyar Capital, LLC; (iii) Joseph Gantz; and (iv) Walnut Investment Partners, L.P. (“Walnut”), an affiliate of Mr. Gantz (EGI-Fund, Triyar, Mr. Gantz and Walnut being collectively referred to as the “Investors”), have entered into a Board Composition Agreement. Under these agreements, Mr. Gantz is entitled to designate a majority of the Board. Pursuant thereto, Mr. Gantz has designated, in addition to himself, Messrs. Gould, Lawrence, Ramsdale and Weber and Ms. Savage. The foregoing description of the Voting Agreement and Irrevocable Proxy and the Board Composition Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement and Irrevocable Proxy and the Board Composition Agreement, copies of which are incorporated by reference herein from Exhibits 99.5 and 99.6. to the Form 8-K filed by the Company on October 29, 2004. Except as described above, there is no arrangement or understanding between any of the directors named above and any other person pursuant to which any of the directors named above was appointed as a director.

The following directors named above have a direct or indirect material interest in the transactions contemplated by the Acquisition Agreement as a result of their respective relationships with certain of the Investors, which are as follows:

·	Mr. Gantz has been a member of Walnut Investments Holding Company LLC (“WIHC”) for more than five years. WIHC is the General Partner of Walnut, a private equity company.

·	Mr. Gould has been a member of WIHC for more than five years.

·	Ms. Havdala has been a Managing Director of Equity Group Investments, L.L.C. (“EGI”), a private equity company and an affiliate of EGI-Fund, since June 2001.

·	Mr. Liebentritt has served as the President of EGI since May 2000, prior to which Mr. Liebentritt was Executive Vice President and General Counsel of EGI. Mr. Liebentritt also serves as: the Vice President of EGI-Fund; the Vice President of EGI-Managing Member (02-04), L.L.C. (“EGI-Managing Member”), which is the managing member of EGI-Fund; the Vice President of SZ Investments, L.L.C. (“SZI”), which is the managing member of EGI-Managing Member; the Vice President of Zell General Partnership, Inc. (“ZGP”), which manages SZI; and the President and a Manager of Chai Trust Company, L.L.C., the trustee for various trusts established for Samuel Zell and his family.

·	Mr. Pate has served as a Managing Director of EGI since 1999. Mr. Pate also serves as the Vice President of EGI-Fund, EGI-Managing Member, SZI and ZGP.

·	Mr. Weber has been a Managing Director of Triyar Capital, LLC, a real estate investment and private equity company, since 2003.

Except as provided above, the Company is not aware of any transactions, proposed transactions or series of transactions to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the directors named above or any member of their respective immediate families had, or will have, a direct or indirect material interest.

On December 13, 2004, each person who was a director of the Company prior to such date tendered their resignation as a director of the Company, effective immediately after Share Acceptance. James R. Tennant, the Company’s former Chief Executive Officer and Chairman of the Board of Directors, also tendered his resignation from all positions held with the Company and its subsidiaries, including, without limitation, from his positions as an officer and employee of the Company and as an officer and director of the Company’s wholly owned subsidiary, Home Products International-North America, Inc., effective immediately after Share Acceptance. On December 14, 2004, the Board reduced the number of directors comprising the Board to nine, to reflect the nine directors on the Board as of such date.

(c) On December 14, 2004, the Board appointed Douglas Ramsdale, 58, as the Company’s President and Chief Executive Officer. Mr. Ramsdale is also a director of the Company. Mr. Ramsdale has been President of the Installed Systems Division of L. R. Nelson Corporation, a leading manufacturer of lawn and garden products, since 2000. From 1998 to 2000, Mr. Ramsdale was Executive Vice President of Viking Office Products Inc. Following the acquisition of Viking Office Products Inc. by Office Depot Inc., Mr. Ramsdale was Executive Vice President of Office Depot-Europe, a division of Office Depot Inc. in 2000.

Under the terms of the Ramsdale Agreement (defined in Item 1.01 above), Mr. Ramsdale is employed on an “at will” basis, is entitled to a base salary at a gross annual rate of $258,000, and is eligible to receive an annual incentive cash bonus based on Mr. Ramsdale’s performance and the Company’s profitability during such period in accordance with the Company’s executive bonus plan. The Company also agrees to grant Mr. Ramsdale, as soon as practicable, stock options covering 150,000 shares at an exercise price of $2.25 per share, vesting equally over 3 years. If the Company terminates his employment for any reason other than cause, disability or death, he resigns for good reason, or his employment is terminated by reason of disability or death (all as respectively defined in the

Ramsdale Agreement), he is entitled to additional benefits specified in the agreement. Mr. Ramsdale also is subject to an 18 month noncompetition agreement and one year nonsolicitation agreement following termination of his employment. This description of the Ramsdale Agreement is qualified by reference to the provisions of the Ramsdale Agreement attached to this report as Exhibit 10.1.

On December 14, 2004, the Board also appointed Richard Hassert, 53, as the Company’s Chief Operating Officer. Mr. Hassert founded the consulting firm of R. A. Hassert Associates in 1988. From March 2001 to October 2003, Mr. Hassert served as Vice President – Operations of Digital Innovations, LLC, a consumer products manufacturing company. From December 1998 until May 2000, Mr. Hassert served in the capacities of Vice President – Supply Chain of Office Depot – Europe, and Vice President – IT of Office Depot – Europe.

Under the terms of the Hassert Agreement (defined in Item 1.01 above), Mr. Hassert is employed on an “at will” basis, is entitled to a base salary at a gross annual rate of $258,000, and is eligible to receive an annual incentive cash bonus based on Mr. Hassert’s performance and the Company’s profitability during such period in accordance with the Company’s executive bonus plan. The Company also agrees to grant Mr. Hassert, as soon as practicable, stock options covering 150,000 shares at an exercise price of $2.25 per share, vesting equally over 3 years. If the Company terminates his employment for any reason other than cause, disability or death, he resigns for good reason, or his employment is terminated by reason of disability or death (all as respectively defined in the Hassert Agreement), he is entitled to additional benefits specified in the agreement. Mr. Hassert also is subject to an 18 month noncompetition agreement and one year nonsolicitation agreement following termination of his employment. This description of the Hassert Agreement is qualified by reference to the provisions of the Hassert Agreement attached to this report as Exhibit 10.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2004, the Board approved amendments to the Company’s Bylaws to delete the requirement that certain officers of the Company be appointed, to clarify the duties of the Chairman of the Board and President, to describe the duties of the office of Chief Operating Officer and to renumber certain sections of the Bylaws. The amendments to the Company’s Bylaws are attached hereto as Exhibit 3.1.

Item 8.01. Other Events

As described under Item 5.01, on December 13, 2004, the Purchaser completed the Tender Offer. As contemplated by the Tender Offer documents filed with the SEC prior to completion of the Tender Offer, on December 14, 2004 the Board approved the deregistration of the Company’s common stock subject to and conditioned upon receipt of a certification from its transfer agent that the Company has fewer than 300 stockholders of record. Upon receipt of such certification, the Company intends promptly to file a Form 15 with the SEC to deregister the Company’s common stock and suspend the Company’s reporting obligations under the Securities Exchange Act of 1934 pursuant to Rule 12g-4(a)(1)(i) thereof.

The filing of the Form 15 will immediately suspend the Company’s obligation to file reports under the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K. The deregistration will not become effective, however, until the SEC terminates the registration, which the Company expects to occur 90 days after the filing of the Form 15.

Notwithstanding the suspension of its obligation to file periodic financial reports, by the terms of the Company’s indenture governing its 9-5/8% Senior Subordinated Notes due 2008, the Company would continue to be required voluntarily to file the same annual, periodic and current reports that it is now required to file as an SEC registrant so long as the indenture covenants remain in effect (the notes issued under the indenture have a stated maturity date of May 14, 2008).

In addition, as contemplated by the Tender Offer documents filed with the SEC prior to completion of the Tender Offer, on December 14, 2004 the Board approved the delisting of the Company’s common stock from the SmallCap Market of The Nasdaq Stock Market. Such delisting is anticipated to be effective prior to the commencement of trading on The Nasdaq Stock Market on December 16, 2004. Following the delisting, it is unlikely that the Company’s shares will be traded on the over-the-counter bulletin board, or that price quotations will be reported through any other sources.

A copy of the press release the Company issued on December 14, 2004, announcing, among other things, the deregistration and delisting of the Shares, is attached to this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1	Amendments to Bylaws, adopted by the Board of Directors of Home Products International, Inc. on December 14, 2004

10.1	Employment Agreement between Home Products International, Inc. and Douglas Ramsdale, dated December 14, 2004

10.2	Employment Agreement between Home Products International, Inc. and Richard Hassert, dated December 14, 2004

10.3	Assignment and Assumption Agreement by and among Home Products International, Inc., Storage Acquisition Company, L.L.C. and James Tennant, dated December 14, 2004

99.1	Joint press release issued by the Company and the Purchaser on December 14, 2004, announcing the completion of the Tender Offer

99.2	Press release issued by the Company on December 14, 2004, announcing, among other things, the deregistration and delisting of the Company’s common stock

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Products International, Inc.

Dated December 15, 2004	By:	/s/ James Winslow

Name: James Winslow
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to Bylaws, adopted by the Board of Directors of Home Products International, Inc. on December 14, 2004

10.1	Employment Agreement between Home Products International, Inc. and Douglas Ramsdale, dated December 14, 2004

10.2	Employment Agreement between Home Products International, Inc. and Richard Hassert, dated December 14, 2004

10.3	Assignment and Assumption Agreement by and among Home Products International, Inc., Storage Acquisition Company, L.L.C. and James Tennant, dated December 14, 2004.

99.1	Joint press release issued by the Company and the Purchaser on December 14, 2004, announcing the completion of the Tender Offer

99.2	Press release issued by the Company on December 14, 2004, announcing, among other things, the deregistration and delisting of the Company’s common stock